   As filed with the Securities and Exchange Commission on September 29, 2000.

                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                            ESENJAY EXPLORATION, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    --------

               DELAWARE                                       73-1421000
     (State or Other Jurisdiction                          (I.R.S. Employer
   of Incorporation or Organization)                     Identification No.)

                             500 NORTH WATER STREET
                                  SUITE 1100 S.
                           CORPUS CHRISTI, TEXAS 78471
                                 (361) 883-7464
                    (Address of Principal Executive Offices)


               ESENJAY EXPLORATION, INC. LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                    --------

          Name, Address and Telephone
          Number of Agent for Service:              Copy of Communications to:
            DAVID B. CHRISTOFFERSON
             SENIOR VICE PRESIDENT,                       SAMUEL N. ALLEN
  GENERAL COUNSEL AND CHIEF FINANCIAL OFFICER         PORTER & HEDGES, L.L.P.
           ESENJAY EXPLORATION, INC.                   700 LOUISIANA STREET
             500 DALLAS, SUITE 2900                  HOUSTON, TEXAS 77002-2764
              HOUSTON, TEXAS 77002                        (713) 226-0600
                 (713) 739-7100


                                          CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED MAXIMUM        PROPOSED
                                         AMOUNT TO BE         OFFERING        MAXIMUM AGGREGATE      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED      PRICE PER SHARE      OFFERING PRICE    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share   2,264,000(1)        $2.375  (2)         $5,377,000          $1,419.53
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share     566,585(3)        $3.1875 (4)         $1,805,989.69       $  476.78
====================================================================================================================


(1) 2,264,000 stock options have been granted to employees under the Esenjay Exploration, Inc. Long-Term Incentive Plan (the "Long-Term Incentive Plan") at an exercise price of $2.375 per share.

(2) Pursuant to Rule 457(h)(1), the aggregate offering price shall be calculated on the basis of the exercise price of options issued under an employee stock option plan.

(3) Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Long-Term Incentive Plan. The Long-Term Incentive Plan reserves an aggregate number of shares equal to 15% of the total number of shares of Esenjay Common Stock, par value $.01 per share, for issuance under the plan. As of May 11, 2000, there were 18,870,573 shares of Esenjay Common Stock issued and outstanding. Therefore, a total of 2,830,585 shares were reserved for issuance under the Long-Term Incentive Plan. 2,264,000 shares have already been issued under the Long-Term Incentive Plan (see footnote 1). 566,585 shares remain to be issued under the Long-Term Incentive Plan. Furthermore, pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Long-Term Incentive Plan.

(4) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low prices for the Common Stock on the NASDAQ Small-Cap Market on September 22, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are incorporated herein by reference.


ITEM 1.  PLAN INFORMATION

         The information required to be provided pursuant to this Item to the participants in the Long-Term Incentive Plan is set forth in the Information Memorandum for the Long-Term Incentive Plan.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required to be provided to participants in the Long-Term Incentive Plan pursuant to this Item is set forth in the Information Memorandum for Long-Term Incentive Plan referenced in Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The contents of the following documents filed by Esenjay Exploration, Inc., a Delaware corporation ("Esenjay" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement ("Registration Statement") by reference:

      (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (as amended by the Annual Report on Form 10-KSB/A filed on May 1, 2000);

      (ii)  Quarterly Report on Form 10-QSB for the quarter ended March 31,
            2000;

      (iii) Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

      All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. We will provide without charge to each participant in the Long-Term Incentive Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.    DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

      In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise provided by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

      The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

      The Certificate of Incorporation and Bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law. The Company's Certificate of Incorporation limits the personal liability of a director to the Company or its stockholders to damages for breach of the director's fiduciary duty.

      The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the Registrant or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

      The above discussion of the DGCL and our Articles and Bylaws is not intended to be exhaustive and is qualified in its entirety by the DGCL and our Articles and Bylaws.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.    EXHIBITS



 EXHIBIT                             DESCRIPTION
   NO.
---------  --------------------------------------------------------------------------
5(a)*      Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.
23(a)*     Consent of Deloitte & Touche LLP.
23(b)*     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5(a)).
24(a)*     Powers of Attorney.

*        Filed herewith.


ITEM 9.           UNDERTAKINGS

         (a)      UNDERTAKING TO UPDATE

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY
                  REFERENCE

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c)      UNDERTAKING WITH RESPECT TO INDEMNIFICATION

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 29th day of September, 2000.

                                      ESENJAY EXPLORATION, INC.


                                                     By: /s/ Michael E. Johnson
                                                         -----------------------
                                                         Michael E. Johnson
                                                         CHIEF EXECUTIVE OFFICER


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 29th day of September, 2000.



                      SIGNATURE                                                       TITLE
                      ---------                                                       -----
                          *                                   Chief Executive Officer and Director (principal
         -----------------------------------                  executive officer)
                  Michael E. Johnson


              /s/ David B. Christofferson                     Senior Vice President, General Counsel and Chief
         -----------------------------------                  Financial Officer (principal financial officer)
               David B. Christofferson


                          *                                   Controller and Principal Accounting Officer
         -----------------------------------
                   Angela D. Conway


                          *                                   Chairman and Director
         -----------------------------------
                    David W. Berry


                          *                                   Director
         -----------------------------------
                   Alex B. Campbell


                          *                                   Director
         -----------------------------------
                William D. Dodge, III


                                                              Director
         -----------------------------------
                  Alex M. Cranberg


                          *                                   Director
         -----------------------------------
                 Jeffery B. Pollicoff


                                                              Director
         -----------------------------------
                   Jack P. Randall



                          *                                   Director
         -----------------------------------
                   Hobart A. Smith



    /s/ David B. Christofferson
    ---------------------------
By: David B. Christofferson,
    Attorney-in-Fact

                                INDEX TO EXHIBITS



 EXHIBIT                                      DESCRIPTION
   NO.
-----------    --------------------------------------------------------------------------
5(a)*          Opinion of Porter & Hedges, L.L.P. with respect to legality of securities.
23(a)*         Consent of Deloitte & Touche LLP.
23(b)*         Consent of Porter & Hedges, L.L.P. (included in Exhibit 5(a)).
24(a)*         Powers of Attorney.


*        Filed herewith.
